UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 24, 2011

Huttig Building Products, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-14982 (Commission File Number)	43-0334550 (IRS Employer Identification No.)

555 Maryville University Dr., Suite 400, St. Louis, MO (Address of principal executive offices)	63141 (Zip Code)
Registrant’s telephone number, including area code (314) 216-2600
Former name or former address, if changed since last report: Not Applicable
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(e) On January 24, 2011, the Management Organization & Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Huttig Building Products, Inc. (the “Company”) approved the grant of shares of restricted stock to the Company’s named executive officers, as set forth in the table below. The grant of shares to Mr. Vrabely, the Company’s President and Chief Executive Officer, was also approved by the Board on January 24, 2011, upon recommendation of the Committee.

# of Restricted
Executive Officer	Shares Granted
Jon P. Vrabely — President and Chief Executive Officer	200,000
Philip W. Keipp — Vice President and Chief Financial Officer	80,000
Gregory W. Gurley — Vice President, Product Management and Marketing	60,000
Brian D. Robinson — Vice President, Chief Information Officer	60,000
The restricted shares were granted under the Company’s 2005 Executive Incentive Compensation Plan — Second Amendment and Restatement Effective December 8, 2009. The restricted shares vest over three years, assuming continued employment, with one-third of the shares vesting on each of the first three anniversaries of the grant date.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 26, 2011	Huttig Building Products, Inc. (Registrant)
/s/ Jon P. Vrabely
Jon P. Vrabely
President and Chief Executive Officer